Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Blue Capital Reinsurance Holdings Ltd. of our report dated August 9, 2013 relating to the financial statements of Blue Capital Reinsurance Holdings Ltd., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Ltd.
Hamilton, Bermuda
October 4, 2013